Exhibit 10.6

DEED OF UNDERTAKING

This DEED is made on January 25, 2011.

This DEED WITNESSES as follows:

1.	Interpretation

Reference is made to that certain share purchase option agreement dated as of October 25, 2010 by and between Lai Jianhui and Chu Lai Fan (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

2.	Amendment

The parties hereto agree to amend the Agreement as follows:

I, Lai Jianhui, hereby agree and undertake not to exercise the Option granted to me by the Seller pursuant to the Agreement from the date hereof until the expiration of the six-month period following the date of the final prospectus of the proposed initial public offering of China Zenix Auto International Limited’s shares on the New York Stock Exchange or other major stock exchanges as approved by its board of directors (the “IPO”); provided that, if the Company does not complete and publicly distribute a final prospectus in connection with the IPO on or before December 31, 2011, this DEED of undertaking and the agreement contained herein to not exercise the Option shall automatically terminate and be of no further force and effect.

3.	Effectiveness

This DEED of undertaking shall henceforth be read and construed in conjunction with the Agreement. Save as amended by this DEED of undertaking, the provisions of the Agreement entered into shall remain in full force and effect. All references in the Agreement to “this Agreement” or “the Agreement” shall accordingly, unless the context otherwise requires, be read and construed as if they were references to the Agreement as amended by this DEED of undertaking.

4.	Choice of Governing Law

This DEED of undertaking shall be governed by and construed in accordance with the laws of Hong Kong. Any matter, claim or dispute, whether contractual or non-contractual, arising out of or in connection with this DEED of undertaking is to be governed by and determined in accordance with the laws of Hong Kong.

IN WITNESS whereof this document has been executed and delivered as a deed the day and year first before written.

Signed and sealed as a deed by Lai Jianhui in the presence of

/s/ Lai Jianhui
Lai Jianhui

Signature of witness:

/s/ Gao Junqiu
Name (print):	Gao Junqiu
Occupation:	the director of Newrace Limited
Address:	North Circle Road State Highway 319 Line Zhangzhou City Fujian Province China.

Signed and sealed as a deed by Chu Lai Fan in the presence of

/s/ Chu Lai Fan
Chu Lai Fan
Signature of witness:

/s/ Gao Junqiu
Name (print):	Gao Junqiu
Occupation:	the director of Newrace Limited
Address:	North Circle Road State Highway 319 Line Zhangzhou City Fujian Province China.